As filed with the Securities and Exchange Commission on October 24, 1997
                                                               File No. 333-


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933


                          American Safety Razor Company
             (Exact Name of Registrant as Specified in its Charter)

            Delaware                                54-1050207
  (State or Other Jurisdiction         (I.R.S. Employer Identification No.)
of Incorporation or Organization)

              P.O. Box 500
           Staunton, Virginia                       24402-0500
(Address of Principal Executive Offices)            (Zip Code)

                 American Safety Razor Company Stock Option Plan
                            (Full Title of the Plan)

                                Thomas G. Kasvin
                          American Safety Razor Company
                                  P.O. Box 500
                          Staunton, Virginia 24402-0500
                     (Name and Address of Agent For Service)

                                 (540) 248-8000
          (Telephone Number, Including Area Code, of Agent For Service)


                         CALCULATION OF REGISTRATION FEE

                                                                  Proposed           Proposed Maximum       Amount of
        Title of Securities               Amount to be        Maximum Offering      Aggregate Offering     Registration
          to be Registered                 Registered        Price Per Share(1)          Price(1)              Fee

Common Stock ($.01 per share
par value).........................     250,000 Shares            $17.00(2)           $4,250,000(2)         $1287.88


(1)     Estimated solely for the purpose of calculating the registration fee.
(2) Pursuant to Rule 457(h)(1), computed on the basis of the average of the high and low prices of the Registrant's Common Stock as reported on the Nasdaq National Market on October 21, 1997.


                     STATEMENT OF INCORPORATION BY REFERENCE



        The contents of the Form S-8 Registration Statement (File No. 33-73983), filed by the registrant with the Securities and Exchange Commission on January 11, 1994, and the Form S-8 Registration Statement (File No. 33-96984), filed by the registrant with the Securities and Exchange Commission on September 14, 1995, each with respect to the American Safety Razor Company Stock Option Plan are incorporated herein by reference as if set forth in their entirety herein.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, on this 24th day of October, 1997.

                                           AMERICAN SAFETY RAZOR COMPANY


                                           By: /s/ Thomas G. Kasvin
                                               --------------------
                                               Thomas G. Kasvin
                                               Senior Vice President and
                                               Assistant Secretary

                                POWER OF ATTORNEY

           Each person whose signature appears below hereby constitutes and appoints William C. Weathersby and Thomas G. Kasvin and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

           Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in their respective capacities on this 24th day of October, 1997.

      Signature                               Title


/s/ Thomas H. Quinn                Chairman of the Board and
---------------------------        Chief Executive Officer
Thomas H. Quinn                    (Principal Executive Officer)


/s/ William C. Weathersby          Director, President and
---------------------------        Chief Operating Officer
William C. Weathersby



/s/ Thomas G. Kasvin               Senior Vice President and
---------------------------        Chief Financial Officer
Thomas G. Kasvin                   (Principal Financial and
                                   Accounting Officer)



/s/ William C. Ballard, Jr.        Director
---------------------------
William C. Ballard, Jr.




/s/ Jonathan F. Boucher            Director, Vice President and
---------------------------        Assistant Secretary
Jonathan F. Boucher



/s/ D. Patrick Curran              Director
---------------------------
D. Patrick Curran



/s/ John W. Jordan II              Director
---------------------------
John W. Jordan II



/s/ John R. Lowden                 Director
---------------------------
John R. Lowden



/s/ Paul D. Rhines                 Director
---------------------------
Paul D. Rhines



/s/ David W. Zalaznick             Director
---------------------------
David W. Zalaznick

                                  EXHIBIT INDEX



  Exhibit
  Number           Description of Exhibit
  ------           ----------------------

   5               Opinion of Mayer, Brown & Platt
   10              Second Amendment to American Safety
                   Razor Company Stock Option Plan
   23.1            Consent of Coopers & Lybrand, L.L.P.
   23.2            Consent of Mayer, Brown & Platt (included
                   in the opinion filed as Exhibit 5 hereto)
   24              Powers of Attorney (included on the
                   signature page of the Registration Statement)

                                                           EXHIBIT 5


                               OPINION OF COUNSEL


                                                           October 24, 1997


American Safety Razor Company
P.O. Box 500
Staunton, Virginia 24402-0500

Ladies and Gentlemen:

     We are acting as special counsel to American Safety Razor Company (the "Company") in connection with the registration under the Securities Act of 1933, as amended, of up to 250,000 shares of its Common Stock, $.01 par value (the "Shares"), to be offered pursuant to the American Safety Razor Company Stock Option Plan (the "Stock Option Plan"). In connection therewith, we have examined or are otherwise familiar with the Company's Amended and Restated Certificate of Incorporation, the Company's Amended and Restated By-Laws, the Stock Option Plan, each as amended to date, the Company's Registration Statement on Form S-8 (the "Registration Statement") relating to the Shares, relevant resolutions of the Board of Directors of the Company, and such other documents and instruments as we have deemed necessary for the purposes of this opinion.

         We have assumed the authenticity and completeness of all records, certificates and other instruments submitted to us as originals, the conformity to original documents of all records, certificates and other instruments submitted to us as copies, the authenticity and completeness of the originals of those records, certificates and other instruments submitted to us as copies and the correctness of all statements of fact contained in all records, certificates and other instruments that we have examined.

     Based upon the foregoing, we are of the opinion that the Shares are duly authorized for issuance and when issued in accordance with the provisions of the Stock Option Plan will be legally issued, fully paid and non-assessable shares of the Company.

     We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement.


                                              Very truly yours,



                                              /s/ Mayer, Brown & Platt

                                                           EXHIBIT 10


                          AMERICAN SAFETY RAZOR COMPANY

                      SECOND AMENDMENT TO STOCK OPTION PLAN


         This Second Amendment to Stock Option Plan (the "Plan") of American Safety Razor Company (the "Company") is dated as of May 20, 1997 (the "Amendment").

         WHEREAS, the Board of Directors (the "Board") of the Company adopted the Plan on May 24, 1993 to advance the interests of the Company and its subsidiaries, to strengthen the Company's ability to attract and retain its directors and employees and to provide such directors and employees with an opportunity to acquire an equity interest in the Company;

         WHEREAS, the Board approved this Amendment in order to increase the number of shares of the Company's Common Stock, par value $.01 per share (the "Common Stock") reserved for issuance under the plan from 500,000 to 750,000 in order to retain flexibility in awarding shares of Common Stock under the Plan;

         WHEREAS, the stockholders of the Company have, at a meeting duly called and held by the Company on May 20, 1997, approved the increase in the number of shares of Common Stock reserved for issuance under the Plan;

         NOW, THEREFORE, the Plan is hereby amended as follows:

         1. Section 4.1 of the Plan is hereby amended by deleting the number "500,000" and substituting therefor "750,000".

         2. Except as herein amended, the Plan shall remain in full force and effect and is ratified in all respects. On and after the effectiveness of this Amendment, each reference in the Plan to "this Plan," "hereunder," "hereof, " "herein" or words of like import, and each reference to the Plan in any other agreements, documents or instruments executed and delivered pursuant to the Plan, shall mean and be a reference to the Plan, as amended by this Amendment.

                                                           EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to incorporation by reference in this registration statement of American Safety Razor Company and subsidiaries on Form S-8 of our report dated February 4, 1997, on our audits of the consolidated financial statements and financial statement schedule of American Safety Razor Company and its subsidiaries as of December 31, 1996 and 1995, and for the years ended December 31, 1996, 1995 and 1994, which report appears in the December 31, 1996 annual report on Form 10-K of American Safety Razor Company.



                                          /s/ Coopers & Lybrand, L.L.P.



Richmond, Virginia
October 22, 1997